Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Clear-Lite Holdings, Inc., for the year ended July 31, 2010, I, Thomas J. Irvine, Principal Executive Officer of Clear-Lite Holdings, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	Such Annual Report on Form 10-K for the year ended July 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in such Annual Report on Form 10-K for the year ended July 31, 2010, fairly represents in all material respects, the financial condition and results of operations of Clear-Lite Holdings, Inc.

Date: November 15, 2010                                                   /s/ Thomas J. Irvine
Thomas J. Irvine
Principal Executive Officer